Exhibit 99.1

SKYLINE CHAMPION ANNOUNCES THIRD QUARTER FISCAL YEAR 2023 RESULTS

Troy, Michigan, February 6, 2023 /Business Wire/ -- Skyline Champion Corporation (NYSE: SKY) (“Skyline Champion”) today announced financial results for its third quarter ended December 31, 2022 (“fiscal 2023”).

Third Quarter Fiscal 2023 Highlights (compared to Third Quarter Fiscal 2022)

·
Net sales increased 8.9% to $582.3 million
·
U.S. homes sold decreased 1.4% to 5,749
·
Total backlog decreased 34.6% to $532 million from the sequential second quarter
·
Average selling price (“ASP”) per U.S. home sold increased 13.5% to $94,200
·
Gross profit margin expanded by 50 basis points to 29.9%
·
Net income increased by 22.5% to $82.8 million
·
Earnings per share (“EPS”) increased 22.0% to $1.44
·
EBITDA increased 12.8% to $109.1 million
·
EBITDA margin expanded by 60 basis points to 18.7%
·
Net cash generated by operating activities of $85.5 million during the quarter

“We delivered solid sales and earnings growth in the third quarter” said Mark Yost, Skyline Champion’s President and Chief Executive Officer. “While backlogs continue to trend toward historical levels due to retailer destocking, we saw positive demand in key channels and select markets during the quarter. The momentum in our business continues to be driven by our ability to increase engagement with a growing base of home buyers and highlights our unique offering of value-oriented home solutions. We are confident that Skyline Champion can continue to perform due to our attractive price points, differentiated product offering, and enhanced production capabilities.”

Third Quarter Fiscal 2023 Results

Net sales for the third quarter fiscal 2023 increased 8.9% to $582.3 million compared to the prior-year period. The number of U.S. homes sold in the third quarter fiscal 2023 decreased 1.4% to 5,749. Volume levels during the quarter were impacted by reduced production schedules and backlogs normalizing to meet current seasonal demand. The ASP per U.S. home sold increased 13.5% to $94,200 due to the mix of units sold and price increases to offset cost inflation. The number of Canadian factory-built homes sold in the quarter decreased to 273 homes compared to 336 homes in the prior-year period due to a shift in product mix to larger homes and reduced demand in certain markets. Total backlog for Skyline Champion was $532 million as of December 31, 2022, compared to $814 million as of October 1, 2022. Backlogs continued to decrease to more normal levels, following historical highs, due to moderating order rates as retailers continued to destock existing inventory.

Gross profit increased by 10.7% to $174.1 million in the third quarter fiscal 2023 compared to the prior-year period. Gross profit margin was 29.9% of net sales, a 50-basis point expansion compared to 29.4% in the third quarter fiscal 2022. Gross profit margin improvement is being driven by higher pricing and the increase in retail sales as a percentage of total U.S. sales, resulting from our expansion of retail operations. These increases were partially offset by lower volume and higher input costs.

Selling, general, and administrative expenses (“SG&A”) in the third quarter fiscal 2023 increased to $71.8 million from $65.8 million in the same period last year. SG&A as a percentage of net sales was 12.3%, consistent with prior year levels. The higher SG&A expense during the quarter was due to additional investments in new capacity and acquisitions as well as investments made to enhance our online customer buying experience partially offset by lower variable compensation expenses.

Net income increased by 22.5% to $82.8 million for the third quarter fiscal 2023 compared to the prior-year period. The increase in net income was driven by the increase in sales and profitability as well as net interest income versus expense last year.

EBITDA for the third quarter fiscal 2023 increased by 12.8% to $109.1 million compared to the third quarter fiscal 2022 driven by an increase in net sales and improved profitability. Adjusted EBITDA margin expanded by 60 basis points to 18.7% due to higher sales and profitability.

As of December 31, 2022, Skyline Champion had $712.4 million of cash and cash equivalents, an increase of $277.0 million as compared to prior fiscal year end.

Conference Call and Webcast Information:

Skyline Champion management will host a conference call tomorrow, February 7, 2023, at 9:00 a.m. Eastern Time, to discuss Skyline Champion’s financial results and an update on current operations.

Investors and other interested parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of Skyline Champion’s website at skylinechampion.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (877) 407-4018 (domestic) or (201) 689-8471 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13735585. The replay will be available until 11:59 P.M. Eastern Time on February 21, 2023.

About Skyline Champion Corporation:

Skyline Champion Corporation (NYSE: SKY) is the largest independent, publicly traded, factory-built housing company in North America and employs approximately 8,100 people. With more than 70 years of homebuilding experience and 42 manufacturing facilities throughout the United States and western Canada, Skyline Champion is well positioned with a leading portfolio of manufactured and modular homes, ADUs, park-models and modular buildings for the single-family, multi-family, and hospitality sectors.

In addition to its core home building business, Skyline Champion provides construction services to install and set-up factory-built homes, operates a factory-direct retail business with 31 retail locations across the United States, and Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Skyline Champion builds homes under some of the most well-known brand names in the factory-built housing industry including Skyline Homes, Champion Home Builders, Genesis Homes, Athens Park Models, Dutch Housing, Atlantic Homes, Excel Homes, Homes of Merit, New Era, Redman Homes, ScotBilt Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Skyline Champion has provided non-GAAP financial measures, Adjusted EBITDA and Adjusted EBITDA Margin, which present operating results on a basis adjusted for certain items. Skyline Champion uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors. Skyline Champion believes that these non-GAAP financial measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Skyline Champion believes are not representative of its core business. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of Skyline Champion’s financial results in accordance with U.S. GAAP.

Skyline Champion defines Adjusted EBITDA as net income or loss plus, (a) the provision for income taxes, (b) interest income or expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) restructuring charges and impairment of assets, (f) other non-operating income and costs, including those for the acquisition and integration or disposition of businesses. Adjusted EBITDA is not a measure of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by U.S. GAAP. Skyline Champion believes that Adjusted EBITDA is commonly used by investors to evaluate its performance and that of its competitors. However, Skyline Champion’s use of Adjusted EBITDA may vary from that of others in its industry. Adjusted EBITDA is reconciled from the respective measure under U.S. GAAP in the tables below. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales reported in the statement of operations.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Skyline Champion’s strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "could," "should," "will," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline Champion. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include regional, national and international economic, financial, public health and labor conditions, and the following: supply-related issues, including prices and availability of materials; labor-related issues; inflationary pressures in the North American economy; the cyclicality and seasonality of the housing industry and its sensitivity to changes in general economic or other business conditions; demand fluctuations in the housing industry, including as a result of actual or anticipated increases in homeowner borrowing rates; the possible unavailability of additional capital when needed; competition and competitive pressures; changes in consumer preferences for our products or our failure to gauge those preferences; quality problems, including the quality of parts sourced from suppliers and related liability and reputational issues; data security breaches, cybersecurity attacks, and other information technology disruptions; the potential disruption of operations caused by the conversion to new information systems; the extensive regulation affecting the production and sale of factory-built housing and the effects of possible changes in laws with which we must comply; the potential impact of natural disasters on sales and raw material costs; the risks associated with mergers and acquisitions, including integration of operations and information systems; periodic inventory adjustments by, and changes to relationships with, independent retailers; changes in interest and foreign exchange rates; insurance coverage and cost issues; the possibility that all or part of our goodwill might become impaired; the possibility that our risk management practices may leave us exposed to unidentified or unanticipated risks; the COVID-19 pandemic, which has had, and could continue to have, significant adverse effects on us; and other risks set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section, and other sections, as applicable, in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended April 2, 2022 previously filed with the Securities and Exchange Commission (“SEC”), as well as in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, then the developments and future events concerning Skyline Champion set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Skyline Champion assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Name: Kevin Doherty

Email: investorrelations@championhomes.com

Phone: (248) 614-8211

SKYLINE CHAMPION CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	December 31, 2022	April 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$712,448	$435,413
Trade accounts receivable, net	47,515	90,536
Inventories, net	220,941	241,334
Other current assets	24,302	14,977
Total current assets	1,005,206	782,260
Long-term assets:
Property, plant, and equipment, net	165,857	132,985
Goodwill	196,574	191,970
Amortizable intangible assets, net	48,303	51,283
Deferred tax assets	14,733	17,750
Other noncurrent assets	81,014	58,371
Total assets	$1,511,687	$1,234,619
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Floor plan payable	$—	$35,460
Accounts payable	39,352	92,159
Other current liabilities	220,931	222,493
Total current liabilities	260,283	350,112
Long-term liabilities:
Long-term debt	12,430	12,430
Deferred tax liabilities	5,725	5,124
Other	59,807	41,840
Total long-term liabilities	77,962	59,394

Stockholders' Equity:
Common stock	1,580	1,573
Additional paid-in capital	515,128	502,846
Retained earnings	670,533	327,902
Accumulated other comprehensive loss	(13,799)	(7,208)
Total stockholders' equity	1,173,442	825,113
Total liabilities and stockholders' equity	$1,511,687	$1,234,619

SKYLINE CHAMPION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, dollars and shares in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022

Net sales	$582,322	$534,690	$2,115,028	$1,569,112
Cost of sales	408,233	377,451	1,437,498	1,171,016
Gross profit	174,089	157,239	677,530	398,096
Selling, general, and administrative expenses	71,820	65,825	228,017	181,188
Operating income	102,269	91,414	449,513	216,908
Interest (income) expense, net	(5,409)	508	(7,293)	2,002
Other expense (income)	—	7	(634)	(36)
Income before income taxes	107,678	90,899	457,440	214,942
Income tax expense	24,865	23,277	113,384	53,696
Net income	$82,813	$67,622	$344,056	$161,246
Net income per share:
Basic	$1.45	$1.19	$6.04	$2.84
Diluted	$1.44	$1.18	$6.00	$2.81

SKYLINE CHAMPION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, dollars in thousands)

	Nine Months Ended
	December 31, 2022	January 1, 2022
Cash flows from operating activities
Net income	$344,056	$161,246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,341	15,533
Amortization of deferred financing fees	266	599
Equity-based compensation	11,631	6,134
Deferred taxes	3,581	5,942
(Gain) loss on disposal of property, plant, and equipment	(143)	696
Foreign currency transaction loss	844	55
Change in assets and liabilities:
Accounts receivable	42,847	11,419
Inventories	30,470	(19,133)
Prepaids and other assets	(9,895)	(22,954)
Accounts payable	(52,663)	(13,076)
Accrued expenses and other liabilities	(26,291)	17,945
Net cash provided by operating activities	364,044	164,406
Cash flows from investing activities
Additions to property, plant, and equipment	(38,177)	(22,784)
Cash paid for acquisition	(6,810)	(207)
Proceeds from disposal of property, plant, and equipment	224	70
Net cash used in investing activities	(44,763)	(22,921)
Cash flows from financing activities
Changes in floor plan financing, net	(35,460)	8,583
Payments of deferred financing fees	—	(1,130)
Payments on revolving debt facility	—	(26,900)
Stock option exercises	596	1,099
Tax payment for equity-based compensation	(1,363)	(3,007)
Net cash provided by financing activities	(36,227)	(21,355)
Effect of exchange rate changes on cash, and cash equivalents	(6,019)	(578)
Net increase in cash and cash equivalents	277,035	119,552
Cash and cash equivalents at beginning of period	435,413	262,581
Cash and cash equivalents at end of period	$712,448	$382,133

SKYLINE CHAMPION CORPORATION

RECONCILIAITON OF NET INCOME TO ADJUSTED EBITDA

(Unaudited, dollars in thousands)

	Three Months Ended			Nine Months Ended
	December 31, 2022	January 1, 2022	Change	December 31, 2022	January 1, 2022	Change
Reconciliation of Adjusted EBITDA:
Net income	$82,813	$67,622	$15,191	$344,056	$161,246	$182,810
Income tax expense	24,865	23,277	1,588	113,384	53,696	59,688
Interest (income) expense, net	(5,409)	508	(5,917)	(7,293)	2,002	(9,295)
Depreciation and amortization	6,784	5,250	1,534	19,341	15,533	3,808
EBITDA	109,053	96,657	12,396	469,488	232,477	237,011
Transaction costs	—	—	—	338	—	338
Other	—	—	—	(973)	—	(973)
Adjusted EBITDA	$109,053	$96,657	$12,396	$468,853	$232,477	$236,376